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                                            Exhibit 32.2

In connection with the amended Quarterly Report of Whistler Investments, Inc. (the "Company") on Form 10-QSB for the quarter ended October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mehboob Charania, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                 /s/ Mehboob Charania
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                                                 Mehboob Charania
                                                 Chief Financial Officer

June 14, 2004